Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statement No. 333-256179 on Form S-8 of our report dated March 30, 2022, relating to the financial statements of the Overstock.com, Inc. 2021 Employee Stock Purchase Plan which appear in this Annual Report on Form 11-K.

/s/ WSRP, LLC

Salt Lake City, Utah
March 28, 2024